Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS that Advanced Semiconductor Engineering, Inc. (the “Company”) and each person whose signature appears below constitutes and appoints Mr. Jason C.S. Chang, Chairman of the Company, and Joseph H.S. Tung, Chief Financial Officer of the Company, and any other person acting in such capacity, and each of them, true and lawful attorneys-in-fact and agents of the Company and each such person with full power of substitution, for and in the name, place and stead of the Company and each such person, in any and all capacities, to take the following actions:

1. To sign in the name of such person, and to file with the United States Securities and Exchange Commission (the “Commission”), a Registration Statement on Form F-3 (the “Registration Statement”) under the Securities Act of 1933, as amended, relating to the registration of 345,000,000 common shares of the Company, par value NT$10 per share (the “Common Shares”), to be issued in connection with the offering of 69,000,000 of the Company’s American Depositary Shares (the “ADSs”), each representing five Common Shares, and the registration of US$150,000,000 zero coupon convertible notes due 2009 of the Company (the “Convertible Notes”) and to sign and file any and all amendments or post-effective amendments to such Registration Statement (including, without limitation, any amendments or supplements to the prospectus contained therein), together with such exhibits and other documents as may be necessary or appropriate.

2. To sign such other documents, to take such other actions and to do such other things as said agents and attorneys-in-fact, or any of them, may deem necessary or appropriate from time to time in connection with the offering of the ADSs and the Convertible Notes.

IN WITNESS WHEREOF, each of the undersigned has executed power of attorney on December 15, 2003.

Name and Signature	Title

/s/ JASON C.S. CHANG Jason C.S. Chang	Chairman, Chief Executive Officer and Director

/s/ RICHARD H.P. CHANG Richard H.P. Chang	Vice Chairman, President and Director

/s/ JOSEPH TUNG Joseph Tung	Chief Financial Officer and Director

/s/ CHIN KO-CHIEN Chin Ko-Chien	Executive Vice President and Director

/s/ JEFFREY CHEN Jeffrey Chen	Vice President and Director

/s/ DAVID PAN David Pan	Director

/s/ TIEN WU Tien Wu	Director